SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2004

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2201 Tenth Street, Plano, Texas (Address of principal executive offices)	75074 (Zip Code)

(972) 673-1600
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 13, 2004, Microtune, Inc. and Broadcom Corporation entered into agreements to settle all outstanding patent and antitrust litigation between the two companies. Under the terms of the settlement agreement, all outstanding claims in pending litigation will be dismissed with prejudice. The settlement agreement also provides for reciprocal releases covering all asserted and unasserted claims between the parties. In connection with the settlement, Broadcom will make a one-time payment to Microtune of $22.5 million.

Additionally, Broadcom and Microtune have entered into a separate patent cross-license agreement whereby patents claiming priority prior to the effective date of the license agreement are licensed for the lives of the patents, and subsequently acquired patents that claim priority within the following four years are licensed for ten years. Under the license agreement, all products of Broadcom are licensed under all of Microtune’s patents, and all current products and future analog signal processing products of Microtune are licensed under all of Broadcom’s analog signal processing and related foundational patents. The licenses are royalty free with the exception of Microtune’s license to Broadcom for its dual conversion tuner products, which is royalty bearing.

A copy of the Registrant’s press release announcing the settlement is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit	Description
99.1	Registrant’s press release issued on June 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.
By:	/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham
Chief Financial Officer

Date: June 14, 2004

EXHIBIT INDEX

Exhibit	Description
99.1	Registrant’s press release issued on June 14, 2004.